Exhibit 10.6.1

Addendum to Devil’s Half Acre Agreement dated November 10, 2022

This Addendum (the “Addendum”) to the Devil’s Half Acre Agreement (“DHA Agreement”) dated November 10, 2022 (“Agreement”), is entered into by A. John Luessenhop (“Luessenhop”), an individual residing in Amagansett, NY, and American Picture House Corporation (“APHP”), a Wyoming Corporation, effective August 18, 2023 (the “Effective Date”). The DHA Agreement is incorporated into this Addendum by reference as if fully set forth.

Whereas, the Parties hereto, entered into and executed the DHA Agreement on or about November 10, 2022, which set forth the terms and conditions upon which the Parties would finance and produce a motion picture based upon the screenplay “Devil’s Half Acre”;

Whereas, Luessenhop formed Devil’s Half-Acre, LLC, a special purpose vehicle (“SPV”), to produce DHA and Luessenhop is currently the sole member and manager of Devil’s Half-Acre, LLC; and

Whereas, due to changed circumstances, the Parties desire to amend the terms of the DHA Agreement as set forth herein.

Now, Therefore, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The DHA Agreement set forth that APHP would provide or has provided funding for the production of DHA in the amount of $100,000.00 under the terms and conditions set forth in the DHA Agreement.

2. The Parties hereto now desire that APHP shall utilize its best efforts to obtain funding of up to Three Million Dollars ($3,000,000.00) for the production of DHA with the additional funding above APHP’s original funding of $100,000.00 to be treated pursuant to the terms set forth in subsection 1.viii as modified by section 3 of the DHA Agreement.

3. In return for the full funding of the production of DHA, the Parties agree that section 2 of the DHA Agreement is hereby modified and amended to read as follows:

“The parties agree that immediately upon the execution of the Addendum, Luessenhop shall transfer to APHP one hundred percent (100%) of the membership units of Devil’s Half-Acre, LLC, and that Luessenhop and Bannor Michael MacGregor shall be designated and appointed as co-managing members of Devil’s Half-Acre, LLC.”

4. Except as specifically modified and amended herein, the remaining terms and conditions set forth in the DHA Agreement shall remain in full force and effect.

In Witness Whereof, the Parties executed this Addendum as of the date and year first above written.

Devil’s Half-Acre LLC

/s/ A. John Luessenhop
By A. John Luessenhop, Individually and as the Managing Member of the SPV

American Picture House Corporation

/s/ Bannor Michael MacGregor, CEO
By: Bannor Michael MacGregor, CEO